Exhibit 99.1

Investor Relations Contact:
Rajeev Lalwani, 321-727-9383
rajeev.lalwani@l3harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@l3harris.com

L3Harris Reports Fourth Quarter and 2020 Results; Initiates 2021 Guidance
•Fourth Quarter 2020 Results
◦Revenue of $4.7 billion, down 3.6% versus prior year; flat on an organic1 basis; funded book-to-bill of 0.93
◦Net income margin of 3.9%; adjusted earnings before interest and taxes (EBIT)2 margin of 18.5%
◦GAAP earnings per share from continuing operations (EPS) of $0.92, down 48%
◦Non-GAAP EPS2 of $3.14, up 10%
◦Operating cash flow of $698 million; adjusted free cash flow (FCF)2 of $642 million
•Full Year 2020 Results
◦Revenue of $18.2 billion, up 42% versus prior year, 0.5% versus prior-year pro forma3, and 2.9% on an organic basis; funded book-to-bill of 1.04
◦Net income margin of 6.0%; adjusted EBIT margin of 18.0%
◦GAAP EPS of $5.19, down 34%; non-GAAP EPS of $11.60, up 13%
◦Operating cash flow of $2,790 million; adjusted FCF of $2,686 million
•Initiated 2021 guidance consistent with medium-term growth framework
•Raised quarterly dividend by 20% and established new $6 billion share repurchase authorization
___________________________________________________________________________________________
MELBOURNE, Fla., January 29, 2021 — L3Harris Technologies, Inc. (NYSE: LHX) reported fourth quarter 2020 revenue of $4.7 billion, down 3.6% versus prior year, and flat on an organic1 basis. GAAP net income was $184 million, down 54% versus prior year. Adjusted EBIT2 was $864 million, up 3.5% versus prior year, and adjusted EBIT margin expanded 120 basis points (bps) to 18.5%. GAAP EPS was $0.92, down 48%, and non-GAAP EPS2 was $3.14, up 10% versus prior year.

1In this release, organic revenue growth excludes revenue attributable to each divested business for the portion of the prior-year period equivalent to the portion of the current-year period following the date the business was divested; refer to non-GAAP financial measure (NGFM) reconciliations in the tables accompanying this press release.
2Adjusted EBIT, adjusted EBIT margin, non-GAAP EPS and adjusted free cash flow (FCF) are NGFMs; refer to NGFM reconciliations in the tables accompanying this press release for applicable adjustments and/or exclusions and to the disclosures in the “Non-GAAP and Pro Forma Financial Measures” section of this press release for more information.
3In full-year comparisons in this release, "pro forma" refers to the applicable result for full-year 2019, which combines the actual GAAP results for the third and fourth quarters of 2019 (which occurred following the L3Harris merger) with the corresponding results for the first two quarters of 2019 (preceding the L3Harris merger) in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in L3Harris' Current Report on Form 8-K filed on May 4, 2020; and “adjusted pro forma" refers to such combined results as adjusted for certain items indicated in the NGFM reconciliations in the tables accompanying this press release.

"Thanks to the hard work of our employees we continued to deliver the benefits of the merger and ended the year with solid performance, exceeding our initial 2020 guidance for margins, EPS and free cash flow as we overcame headwinds due to the global pandemic," said William M. Brown, Chairman and Chief Executive Officer. "We’re clearly making progress in building a high-performance, technology-focused operating company and positioning L3Harris as a full end-to-end mission solutions prime. In 2021, we'll build on our momentum as we remain focused on meeting employee, customer and shareholder commitments."

Summary Financial Results
Fourth Quarter 2020 Results:

	Fourth Quarter
($ millions, except per share data)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$4,660	$4,832	(3.6%)
Net income	$184	$399	(54%)
Net income margin	3.9%	8.3%	(440) bps
EPS	$0.92	$1.77	(48%)

(Non-GAAP to non-GAAP comparison)[2]
Revenue	$4,660	$4,832	(3.6%)
Adjusted EBIT	$864	$835	3.5%
Adjusted EBIT margin	18.5%	17.3%	120 bps
EPS	$3.14	$2.85	10%

(Organic revenue comparison)[1]
Organic revenue	$4,660	$4,672	—%

Fourth quarter revenue decreased 3.6% versus prior year primarily due to divestitures and COVID-related impacts, mainly for commercial-related sales. Organic revenue was flat for the quarter as 3.7% growth in core U.S. and international businesses, excluding commercial aviation and Public Safety, was offset by the anticipated COVID-related decline. At the segment level, revenue growth was driven by Space and Airborne Systems and Communication Systems, offset by a decline in Aviation Systems primarily due to COVID-related impacts. Funded book-to-bill was 0.93 for the quarter.
Fourth quarter GAAP EPS decreased 48% versus prior year primarily due to charges for the impairment of intangibles, goodwill and other assets related to the commercial aviation business and other COVID-related impacts. These charges and other impacts were partially offset by operational excellence, integration benefits, cost management, a decrease in integration costs and a lower share count. Non-GAAP EPS increased 10% versus prior year driven by operational excellence, integration benefits, cost management and a lower share count, partially offset by COVID and divestiture-related impacts. Net income margin contracted 440 bps and adjusted EBIT margin expanded 120 bps to 18.5% versus prior year.

Full Year 2020 Results:

	Full Year
($ millions, except per share data)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$18,194	$12,856	42%
Net income	$1,086	$1,345	(19%)
Net income margin	6.0%	10.5%	(450) bps
EPS	$5.19	$7.90	(34%)

(GAAP to pro forma comparison)[3]
Revenue	$18,194	$18,097	0.5%
Net income	$1,086	$1,650	(34%)
Net income margin	6.0%	9.1%	(310) bps
EPS	$5.19	$7.25	(28%)

(Non-GAAP to adjusted pro forma comparison) [2,3]
Revenue	$18,194	$18,097	0.5%
Adjusted EBIT	$3,280	$3,039	7.9%
Adjusted EBIT margin	18.0%	16.8%	120 bps
EPS	$11.60	$10.26	13%

(Organic revenue comparison)[1]
Organic revenue	$18,194	$17,677	2.9%

Full-year revenue increased 42% versus prior year primarily due to the post-merger inclusion of L3 operations in results, partially offset by divestitures and COVID-related impacts, mainly for commercial-related sales. Full-year revenue increased 0.5% versus prior-year pro forma and 2.9% on an organic basis as 5.6% growth in core U.S. and international businesses, excluding commercial aviation and Public Safety, more than offset the COVID-related decline. At the segment level, revenue growth was driven by Space and Airborne Systems, Integrated Mission Systems and Communication Systems, partially offset by a decline in Aviation Systems primarily due to COVID-related impacts. Funded book-to-bill was 1.04 for the year.
Full-year GAAP EPS decreased 34% versus prior year primarily due to charges for impairment of goodwill and other assets and other COVID-related impacts, higher amortization of acquisition-related intangibles, divestitures and a higher share count. This decline was partially offset by the inclusion of L3 operations in results for the full year in 2020 compared with only the second half in 2019, operational excellence, integration benefits, cost management and a decrease in integration costs. Full-year non-GAAP EPS increased 13% versus prior year driven by operational excellence, integration benefits, cost management and a lower share count, net of COVID and divestiture-related impacts. Net income margin contracted 450 bps and adjusted EBIT margin expanded 120 bps to 18.0% versus prior year.

Segment Results

Integrated Mission Systems
Fourth Quarter 2020 Results:

	Fourth Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,465	$1,466	(0.1%)
Operating income	$209	$195	7.2%
Operating margin	14.3%	13.3%	100 bps

(Organic revenue comparison)[1]
Organic revenue	$1,465	$1,466	(0.1%)

Fourth quarter revenue was flat as strong growth in Maritime from a ramp in manned and classified platforms was offset by a moderate decline in ISR due to aircraft timing and in Electro Optical due to program timing. Fourth quarter operating income increased 7.2% to $209 million, and operating margin expanded 100 bps to 14.3% versus prior year, driven by cost management, integration benefits and operational excellence.
Segment funded book-to-bill was 1.04 for the quarter.
In ISR, domestic and international demand remained strong with a 5-year, $668 million single-award IDIQ to perform sustainment services for the U.S. Air Force C-130, enabling the Air Force to maintain its fleet readiness. L3Harris also received $142 million in international orders, including a contract to provide ISR capabilities on a fleet of maritime patrol aircraft for an Asia Pacific customer.
In Maritime, the company received a $62 million follow-on award to provide power systems in support of the U.S. Navy’s Virginia-class submarine program. In addition, the company received a $60 million follow-on award to provide multiple autonomous surface vehicles (ASV) with advanced capabilities for the United Kingdom and France's joint Maritime Mine Counter Measures (MMCM) program, strengthening the company's position as a leader in unmanned surface vessel technology.
In Electro Optical, the company received several sensor awards, including a $26 million order to deliver WESCAM turrets for SOCOM's AC-130J aircraft and an $18 million order for F-35 systems. The company also reinforced its international position with a $68 million award to provide WESCAM sighting sensors for the Swiss Armed Forces’ new land-based TASYS tactical reconnaissance system.

Full Year 2020 Results:

	Full Year
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$5,538	$2,783	n/m
Operating income	$847	$377	n/m
Operating margin	15.3%	13.5%

(GAAP to pro forma comparison)
Revenue	$5,538	$5,360	3.3%
Operating income	$847	$698	21%
Operating margin	15.3%	13.0%	230 bps

(Organic revenue comparison)[1]
Organic revenue	$5,538	$5,360	3.3%

__________________
n/m:     Not meaningful
For the full year, the comparison to prior-year GAAP operating results is not meaningful as the segment is almost entirely comprised of former L3 businesses. Full-year revenue increased 3.3% versus prior-year pro forma driven by strong growth in Maritime, from a ramp in manned and classified platforms, and moderate growth in ISR. Full-year operating income increased 21% to $847 million versus prior-year pro forma, and operating margin expanded 230 bps to 15.3%, driven by operational excellence and integration benefits. Funded book-to-bill was 1.17.

Space and Airborne Systems
Fourth Quarter 2020 Results:

	Fourth Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,256	$1,204	4.3%
Operating income	$245	$217	13%
Operating margin	19.5%	18.0%	150 bps

(Organic revenue comparison)[1]
Organic revenue	$1,256	$1,199	4.8%

Fourth quarter revenue increased 4.3% versus prior year and 4.8% on an organic basis, primarily due to a ramp on the F-35 platform in Mission Avionics and growth in Space from recent program wins, partially offset by a moderate decline in Intel & Cyber due to program timing. Fourth quarter operating income increased 13% to $245 million, and operating margin expanded 150 bps to 19.5% versus prior year, driven by cost management, operational excellence and integration benefits, net of program mix.
Segment funded book-to-bill was 0.81 for the quarter.

The Space business received several key awards that extend L3Harris' exquisite space franchise, including contracts totaling more than $100 million to deliver imaging payloads for classified customers and a $137 million award to provide four fully-digital navigation payloads to be integrated into GPS III follow-on space vehicles 13 to 16.
Within Mission Avionics and Electronic Warfare, L3Harris booked more than $200 million in orders on long-term platforms (F-35, F/A-18 and F-16), increasing total orders for the year to more than $1.1 billion on these aircraft.
In Intel & Cyber, the company received a $320 million ceiling increase up to $800 million on an existing sole-source IDIQ contract to provide continued end-to-end mission solutions for a classified customer, sustaining its ground-based adjacency franchise.
Full Year 2020 Results:

	Full Year
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$4,946	$4,352	14%
Operating income	$932	$816	14%
Operating margin	18.8%	18.8%	— bps

(GAAP to pro forma comparison)
Revenue	$4,946	$4,689	5.5%
Operating income	$932	$873	6.8%
Operating margin	18.8%	18.6%	20 bps

(Organic revenue comparison)[1]
Organic revenue	$4,946	$4,677	5.8%

Full-year revenue and operating income increased 14% versus prior year, primarily due to the post-merger inclusion of L3 operations in results and the factors below regarding pro forma and organic revenue growth. Full-year revenue increased 5.5% versus prior-year pro forma and 5.8% on an organic basis, primarily due to a ramp on the F-35 platform in Mission Avionics and classified growth in Intel & Cyber, partially offset by program transition timing in Space and Electronic Warfare. Full-year operating income increased 6.8% to $932 million versus prior-year pro forma, and operating margin expanded 20 bps to 18.8%, driven by cost management, operational excellence and integration benefits, net of program mix. Funded book-to-bill was 0.99.

Communication Systems
Fourth Quarter 2020 Results:

	Fourth Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$1,143	$1,119	2.1%
Operating income	$296	$259	14%
Operating margin	25.9%	23.1%	280 bps

(Organic revenue comparison)[1]
Organic revenue	$1,143	$1,105	3.4%

Fourth quarter revenue increased 2.1% versus prior year and 3.4% on an organic basis from strong growth in Tactical Communications, primarily from the Middle East and Central Asia, as well as the continued ramp in U.S. DoD modernization. This growth was partially offset by international program timing in Integrated Vision Solutions and lower demand within Public Safety due to anticipated COVID-related impacts. Fourth quarter operating income increased 14% to $296 million, and operating margin expanded 280 bps to 25.9% versus prior year from operational excellence, integration benefits and cost management.
Segment funded book-to-bill was 0.95 for the quarter.
The Broadband business secured a key strategic win of the U.S. Navy's Next Generation Jammer Low Band (NGJ-LB) Tactical Jamming System program to upgrade airborne electronic warfare capabilities for the EA-18G Growler fleet. Under this five-year, $496 million contract, the company will deliver prototype tactical jamming pods designed to extend U.S. air superiority, with a significant multi-billion-dollar follow-on opportunity.
Tactical Communications received several key awards that support U.S. DoD modernization and strengthen its domestic and international presence:
•$57 million award under the U.S. Army's $3.9 billion two-channel Leader radio IDIQ contract
•$41 million in orders from the U.S. Air Force for advanced two-channel Falcon IV® manpack radios as well as vehicular C4I and radio systems
•Three-year, $115 million contract from the Australian Defence Force to deliver tactical radios and waveforms that support emerging crypto modernization standards
•$70 million order from a country in the Middle East for Falcon III® products, bringing total orders booked to-date to the full contract value of $174 million
In addition, the company received a five-year, $88 million single-award IDIQ contract, with an initial $21 million order, to deliver its Panther II Very Small Aperture Terminals (VSATs) under the U.S. Marine Corps Wideband Satellite-Expeditionary (MCWS-X) modernization program.

In Integrated Vision Solutions, the company received a $105 million contract to deliver advanced night vision goggles to the Australian Army under the Land 53 Tranche 2 modernization program, following successful performance on Tranche 1 and increasing inception-to-date awards to over $300 million.
Full Year 2020 Results:

	Full Year
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$4,443	$3,340	33%
Operating income	$1,084	$836	30%
Operating margin	24.4%	25.0%	(60) bps

(GAAP to pro forma comparison)
Revenue	$4,443	$4,278	3.9%
Operating income	$1,084	$958	13%
Operating margin	24.4%	22.4%	200 bps

(Non-GAAP to pro forma comparison)[4]
Revenue	$4,443	$4,278	3.9%
Operating income	$1,085	$958	13%
Operating margin	24.4%	22.4%	200 bps

(Organic revenue comparison)[1]
Organic revenue	$4,443	$4,257	4.4%

Full-year revenue increased 33%, operating income increased 30% and operating margin contracted 60 bps versus prior year, primarily due to the post-merger inclusion of L3 operations in results. Full-year revenue increased 3.9% versus prior-year pro forma and 4.4% on an organic basis from strong growth in Tactical Communications, primarily from the ramp in U.S. DoD modernization that also benefited Integrated Vision Solutions, partially offset by lower demand in Public Safety due to COVID-related impacts. Full-year GAAP and non-GAAP operating income increased 13%, and operating margin expanded 200 bps to 24.4% versus prior-year pro forma from operational excellence, integration benefits and cost management. Funded book-to-bill was 0.94.
4Excludes COVID-related charges; refer to NGFM reconciliations in the tables accompanying this press release.

Aviation Systems
Fourth Quarter 2020 Results:

	Fourth Quarter
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$845	$1,090	(22%)
Operating income (loss)	$(131)	$162	(181%)
Operating margin	(15.5)%	14.9%	(3,040) bps

(Non-GAAP to non-GAAP comparison)[5]
Revenue	$845	$1,090	(22%)
Operating income	$126	$162	(22%)
Operating margin	14.9%	14.9%	— bps

(Organic revenue comparison)[1]
Organic revenue	$845	$949	(11%)

Fourth quarter revenue decreased 22% versus prior year primarily due to the divestiture of the airport security and automation business, and 11% on an organic basis driven by COVID-related impacts in the commercial aviation business, consistent with expectations. This decline was partially offset by growth in Defense Aviation, from a ramp on classified programs and combat propulsion systems, and higher FAA volume in Mission Networks. The fourth quarter GAAP operating loss was driven by charges for impairment of goodwill and other assets related to our commercial aviation business, other COVID-related impacts and the divestiture of the airport security and automation business, partially offset by growth in Defense Aviation and Mission Networks. Non-GAAP operating income decreased 22% due to COVID-related impacts and the divestiture of the airport security and automation business, net of growth in Defense Aviation and Mission Networks. Non-GAAP operating margin was flat at 14.9% as operational excellence, integration benefits, and cost management offset COVID-related headwinds.
Segment funded book-to-bill was 0.89 for the quarter.
Order momentum in Defense Aviation was reflected in several key awards, including:
•$142 million contract with a multi-million-dollar initial order from the U.S. Space and Missile Systems Center to develop next-generation application-specific integrated circuits (ASICs) for M-Code GPS receivers, a critical element in support of U.S. national security and bringing total awards to-date to over $500 million
•$32 million in orders for combat propulsion systems under a five-year, $974 million sole-source IDIQ in support of the U.S. Army's ground vehicle recapitalization
•More than $30 million order to provide RF signal amplification for satellite communication in support of the Airbus OneSat program
•$29 million follow-on production order for fuzing and ordnance systems from the U.S. Army
5Excludes COVID-related charges and adjustments (including impairment of goodwill and other assets related to the commercial aviation business); refer to NGFM reconciliations in the tables accompanying this press release.

Full Year 2020 Results:

	Full Year
($ millions)	2020	2019	Change

(GAAP to GAAP comparison)
Revenue	$3,448	$2,368	n/m
Operating income (loss)	$(177)	$325	n/m
Operating margin	(5.1)%	13.7%

(GAAP to pro forma comparison)
Revenue	$3,448	$3,917	(12%)
Operating income (loss)	$(177)	$503	(135%)
Operating margin	(5.1)%	12.8%	(1,790) bps

(Non-GAAP to pro forma comparison)[5]
Revenue	$3,448	$3,917	(12%)
Operating income	$476	$503	(5.4%)
Operating margin	13.8%	12.8%	100 bps

(Organic revenue comparison)[1]
Organic revenue	$3,448	$3,553	(3.0%)

__________
n/m:     Not meaningful
For the full year, the comparison to prior-year GAAP operating results is not meaningful as the segment is mainly comprised of former L3 businesses. Full-year revenue decreased 12% versus prior-year pro forma primarily due to the divestiture of the airport security and automation business, and 3.0% on an organic basis driven by COVID-related impacts in the commercial aviation business. This decline was partially offset by growth in Defense Aviation, from a ramp on classified programs and combat propulsion systems, and higher FAA volume in Mission Networks.
The full-year GAAP operating loss versus prior-year pro forma was due to charges for the impairment of goodwill and other assets, COVID-related impacts and the divestiture of the airport security and automation business, partially offset by growth in Defense Aviation and Mission Networks. Non-GAAP operating income decreased 5.4% to $476 million versus prior-year pro forma due to the divestiture of the airport security and automation business and COVID-related impacts, net of growth in Defense Aviation and Mission Networks. Non-GAAP operating margin expanded 100 bps to 13.8% as operational excellence, integration benefits and cost management more than offset COVID-related headwinds. Funded book-to-bill was 1.03.

Cash and Capital Deployment

	Fourth Quarter			Full Year
($ millions)	2020	2019	Change	2020	2019	Change

Operating cash flow	$698	$858	$(160)	$2,790	$1,655	$1,135
Adjusted free cash flow	$642	$831	$(189)	$2,686	$2,095	$591

In the fourth quarter of fiscal 2020, L3Harris generated $642 million in adjusted free cash flow and returned $619 million to shareholders through $440 million in share repurchases and $179 million in dividends. For the full year, the company generated $2,686 million in adjusted free cash flow and returned $3,015 million to shareholders through $2,290 million in share repurchases and $725 million in dividends.
The L3Harris Board of Directors approved a 20 percent increase in the company’s quarterly cash dividend rate from 85 cents per share to $1.02 per share, commencing with the dividend to be declared for the first quarter of 2021. The L3Harris Board also approved a new $6 billion share repurchase authorization.

Guidance
L3Harris initiated the following guidance for 2021:
•Revenue
◦$18.5 billion - $18.9 billion, up organically 3.0% - 5.0%
•Margin and earnings
◦GAAP net income margin of 10.8% - 11.1%
◦Adjusted EBIT margin of 18.0% - 18.5%
◦GAAP EPS of $9.80 - $10.11
◦Non-GAAP EPS of $12.60 - $13.00
•Cash flow and capital deployment
◦Operating cash flow and adjusted free cash flow of $3.1 billion - $3.2 billion and $2.8 billion - $2.9 billion, respectively
◦~$2.3 billion in share repurchases, excluding use of divestiture proceeds

COVID
As communicated in connection with the company’s prior releases of quarterly financial results for 2020, the ongoing attempts to contain and reduce the spread of COVID, such as mandatory closures, “shelter-in-place” orders and travel and quarantine restrictions, have caused significant disruptions and adverse effects on the U.S. and global economies, such as impacts to supply chains, customer demand, international trade and capital markets. L3Harris' response has involved increasing its focus on keeping its employees safe while striving to maintain continuity of operations, meet customer commitments and support suppliers. For example, the company instituted work-from-home (for employees who are able to work remotely) and social distancing arrangements; canceled travel and external events; procured personal protective equipment for employees; implemented health screening procedures at all facilities; staggered work shifts, redesigned work stations, implemented stringent cleaning protocols and initiated more detailed safety precautions and protocols for on-site work, such as daily health assessments and mandatory face coverings, which currently remain in effect. The company has also maintained an active dialog with key suppliers and developed plans to mitigate supply chain risks. The company has allowed certain essential business travel to resume, and continues to expect to utilize a phased approach based on local conditions for transitioning employees from work-from-home arrangements to on-site work. The U.S. Government response to COVID has included identifying the Defense Industrial Base as a Critical Infrastructure Sector and enhancing cash flow and liquidity for the Defense Industrial Base, such as by increasing progress payments and accelerating contract awards. As a part of the Defense Industrial Base, these actions have enabled the company to keep its U.S. production facilities largely operational in support of national security commitments to U.S. Government customers and to accelerate payments to small business suppliers, which it expects to continue while the U.S. Government’s responsive actions remain in effect.
Although the company believes that the large percentage of its revenue, earnings and cash flow that is derived from sales to the U.S. Government, whether directly or through prime contractors, will be relatively predictable, in part due to the responsive actions taken by the U.S. Government described above, the company's commercial, international and public safety businesses are at a higher risk of adverse COVID-related impacts. For example, the severe decline in global air traffic from travel restrictions and the resulting downturn in the commercial aviation market and its impact on customer operations has significantly reduced demand for flight training, flight simulators and commercial avionics products in the company's Aviation Systems segment’s Commercial Aviation Solutions sector. As a result, the company temporarily closed some of its flight training facilities, initiated restructuring and other actions to align its resources with the outlook for the commercial aviation market (including workforce reduction and facility consolidation) and also has recognized $767 million of charges for impairment of goodwill and other assets and other COVID-related impacts for full-year 2020.
The company’s 2021 guidance reflects the company’s current expectations and assumptions regarding disruptions, containment actions and other COVID-related impacts, including on the U.S. and global economies. These assumptions continue to include a measured assessment of the downturn in the commercial aerospace business and in demand for public safety solutions, as well as additional potential risks from facility shutdowns, supply chain disruptions and international activity weakness. The company’s current expectations and assumptions could change, which could negatively affect the company’s outlook. The extent of these disruptions and impacts, including on the company's ability to perform under U.S. Government contracts and other contracts within agreed timeframes and ultimately on its results of operations and cash flows, will depend on future developments, including the severity and duration of COVID-related impacts and associated containment and mitigation actions taken by the U.S. Government, state and local government officials and international governments, and consequences thereof, and global air traffic demand and governmental subsidies to airlines, all of which are uncertain and unpredictable, could exacerbate other risks described in the company’s filings with the SEC and could materially adversely impact the company’s financial condition, results of operations and cash flows.
Conference Call and Webcast
L3Harris will host a conference call today, January 29, 2021, at 8:30 a.m. Eastern Time (ET) to discuss fourth quarter 2020 financial results. The dial-in numbers for the teleconference are (US) 877-407-6184 and (International) 201-389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at L3harris.com/investors. A recording of the call will be available on the L3Harris website beginning at approximately 12 p.m. ET on January 29, 2021.
About L3Harris Technologies
L3Harris Technologies is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. L3Harris has approximately $18 billion in annual revenue and 48,000 employees, with customers in more than 100 countries. L3Harris.com
Non-GAAP and Pro Forma Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations (“EPS”), adjusted earnings before interest and taxes (“EBIT”), adjusted EBIT margin and adjusted free cash flow for the fourth quarters and full years of 2020 and 2019; organic revenue growth for the company, for the company excluding its Commercial Aviation Solutions and Public Safety sectors, and for its Space and Airborne Systems, Communication Systems and Aviation Systems segments for the fourth quarter and full-year 2020; segment operating income and margin for the Communication Systems segment for full-year 2020 and for the Aviation Systems segment for the fourth quarter and full-year 2020; and expected EPS, adjusted EBIT margin, adjusted free cash flow and organic revenue growth for 2021; in each case, adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris business trends and to understand L3Harris performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

This press release also contains pro forma financial measures for full-year 2019, which combine the applicable actual GAAP results for the third and fourth quarters of 2019 (which occurred following the L3Harris Merger) with the corresponding results for the first two quarters of 2019 (preceding the L3Harris Merger) in the pro forma condensed combined income statement information (prepared in a manner consistent with Article 11 of Regulation S-X) included in the company’s Current Report on Form 8-K filed with the SEC on May 4, 2020. Adjusted pro forma financial measures are included among the non-GAAP financial measures described in the preceding paragraph and refer to the applicable prior-year pro forma financial measure as adjusted for certain costs, charges, expenses, losses or other amounts as set forth in the reconciliations of non-GAAP financial measures included in the financial statement tables accompanying this press release.

Attachments: Financial statements (11 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this press release include but are not limited to: revenue, earnings per share, operating cash flow, adjusted free cash flow, net income and adjusted EBIT margin and share repurchase guidance for 2021; statements regarding expected, potential or contingent impacts or actual, potential or contingent plans or expectations related to the COVID-19 pandemic; program, contract and order opportunities and awards and the value or potential value and timing thereof; statements regarding building on momentum; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: actual impacts related to COVID; risks related to disruption of management time from ongoing business operations due to the combination of L3 and Harris; risks related to the inability to realize benefits or to implement integration plans and other consequences associated with the combination; the risk that any announcements relating to the combination could have adverse effects on the market price of the company’s stock; the risk that the combination could have an adverse effect on the company’s ability to retain customers and retain and hire key personnel and maintain relationships with suppliers and customers, including the U.S. Government and other governments, and on its operating results and businesses generally; the loss of the company’s relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration, and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic transactions, including mergers, acquisitions, divestitures, spin-offs and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses and realize expected benefits, the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company’s business generally, and potential tax, indemnification and other liabilities and exposures; performance of the company’s subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; downturns in global demand for air travel and other economic factors impacting our commercial aviation products, systems and services business; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company’s effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company’s credit ratings; unforeseen environmental matters; natural disasters or other disruptions affecting the company’s operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired and the company’s ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care. The declaration of dividends and the amount and timing thereof and the level and timing of share repurchases will depend on a number of factors, including the company’s financial condition, capital requirements, cash flow, results of operations, future business prospects and other factors. There can be no assurances that the company’s cash dividend rate will continue to increase or that the company will complete any or all share repurchases under the new authorization, which authorizes open market purchases, private transactions, transactions structured through investment banking institutions and any combinations thereof. The timing, volume and nature of share repurchases are subject to business and market conditions, applicable securities laws, and other factors, and are at the discretion of the company and may be suspended or discontinued at any time without prior notice. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Persons reading this press release are cautioned not to place undue reliance on forward-looking statements.

Table 1
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended	Four Quarters Ended
(In millions, except per share amounts)	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020

Revenue from product sales and services	$4,660	$4,832	$18,194	$12,856
Cost of product sales and services	(3,261)	(3,484)	(12,886)	(9,088)
Engineering, selling and administrative expenses	(831)	(882)	(3,315)	(2,540)
Business divestiture-related gains (losses)	11	—	(51)	229
Impairment of goodwill and other assets	(373)	(46)	(767)	(46)
Non-operating income	105	113	401	286
Interest income	4	3	16	13
Interest expense	(68)	(68)	(270)	(217)
Income from continuing operations before income taxes	247	468	1,322	1,493
Income taxes	(63)	(68)	(234)	(146)
Income from continuing operations	184	400	1,088	1,347
Discontinued operations, net of income taxes	—	(1)	(2)	(2)
Net income	184	399	1,086	1,345
Noncontrolling interests, net of income taxes	9	(6)	33	(12)
Net income attributable to L3Harris Technologies, Inc.	$193	$393	$1,119	$1,333

Net income per common share attributable to L3Harris Technologies, Inc. common shareholders
Basic
Continuing operations	$0.92	$1.79	$5.24	$8.04
Discontinued operations	—	—	(0.01)	—
	$0.92	$1.79	$5.23	$8.04
Diluted
Continuing operations	$0.92	$1.77	$5.19	$7.90
Discontinued operations	(0.01)	—	—	(0.01)
	$0.91	$1.77	$5.19	$7.89

Basic weighted average common shares outstanding	209.4	219.9	214.0	166.0
Diluted weighted average common shares outstanding	211.2	222.1	215.9	169.0

Table 2
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended	Four Quarters Ended
(In millions)	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020

Revenue
Integrated Mission Systems	$1,465	$1,466	$5,538	$2,783
Space and Airborne Systems	1,256	1,204	4,946	4,352
Communication Systems	1,143	1,119	4,443	3,340
Aviation Systems	845	1,090	3,448	2,368
Other non-reportable business segments	—	—	—	102
Corporate eliminations	(49)	(47)	(181)	(89)
	$4,660	$4,832	$18,194	$12,856

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Integrated Mission Systems	$209	$195	$847	$377
Space and Airborne Systems	245	217	932	816
Communication Systems	296	259	1,084	836
Aviation Systems	(131)	162	(177)	325
Other non-reportable business segments	—	—	—	14
Unallocated corporate expenses and corporate eliminations	4	(46)	(109)	(140)
L3Harris Merger-related transaction, integration and other expenses and losses	(35)	(103)	(130)	(325)
L3Harris Merger-related restructuring charges	(3)	(6)	(10)	(117)
Amortization of acquisition-related intangibles	(180)	(166)	(709)	(339)
Impairment of intangible assets	(113)	—	(113)	—
Business divestiture-related gains (losses)	11	—	(51)	229
Pension adjustment	(97)	(92)	(389)	(265)
Non-operating income	105	113	401	286
Net interest expense	(64)	(65)	(254)	(204)
	$247	$468	$1,322	$1,493

Table 3
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended	Four Quarters Ended
(In millions)	January 1, 2021	January 3, 2020

Operating Activities
Net income	$1,086	$1,345
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	709	339
Depreciation and other amortization	323	232
Postretirement benefit plan income and share-based compensation	(11)	72
Qualified pension plan contributions	(8)	(329)
Impairment of goodwill and other assets	767	46
Business divestiture-related losses (gains)	51	(229)
Gain on sale of asset group	—	(12)
Gain on sale of property, plant and equipment	(22)	—
(Increase) decrease in:
Accounts receivable	(250)	93
Contract assets	(116)	37
Inventories	60	171
Increase (decrease) in:
Accounts payable	173	(131)
Contract liabilities	14	17
Other	14	4
Net cash provided by operating activities	2,790	1,655
Investing Activities
Additions of property, plant and equipment	(368)	(267)
Proceeds from sale of property, plant and equipment, net	91	—
Proceeds from sales of businesses, net	1,040	343
Net cash acquired in L3Harris Merger	—	1,130
Proceeds from sale of asset group	—	20
Other investing activities	(12)	2
Net cash provided by investing activities	751	1,228
Financing Activities
Net proceeds from borrowings	901	397
Repayments of borrowings	(931)	(810)
Payments of interest rate derivative obligations	(113)	(32)
Proceeds from exercises of employee stock options	56	141
Repurchases of common stock	(2,290)	(1,500)
Cash dividends	(725)	(499)
Tax withholding payments associated with vested share-based awards	(4)	(91)
Other financing activities	(6)	(16)
Net cash used in financing activities	(3,112)	(2,410)
Effect of exchange rate changes on cash and cash equivalents	23	8
Net increase in cash and cash equivalents	452	481
Cash and cash equivalents, beginning of year	824	343
Cash and cash equivalents, end of year	$1,276	$824

Table 4
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

(In millions)	January 1, 2021	January 3, 2020

Assets
Cash and cash equivalents	$1,276	$824
Receivables	1,344	1,216
Contract assets	2,437	2,459
Inventories	973	1,219
Inventory prepayments	61	91
Assets of disposal group held for sale	35	—
Property, plant and equipment	2,102	2,117
Operating lease right-of-use assets	766	837
Goodwill	18,876	20,001
Other intangible assets	7,908	8,458
Other assets	1,182	1,114
	$36,960	$38,336

Liabilities
Short-term debt	$2	$3
Accounts payable	1,406	1,261
Contract liabilities	1,198	1,214
Compensation and benefits	496	460
Current portion of long-term debt, net	8	257
Liabilities of disposal group held for sale	13	—
Defined benefit plans	1,906	1,819
Operating lease liabilities	734	781
Long-term debt, net	6,908	6,694
Other liabilities	3,448	3,103
Equity	20,841	22,744
	$36,960	$38,336

L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, net income, net income margin, net cash provided by operating activities, revenue and segment operating income (loss), adjusted to exclude certain costs, charges, expenses and losses or other amounts. L3Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. L3Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze L3Harris’ business trends and to understand L3Harris’ performance. In addition, L3Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

	Quarter Ended		Fiscal Year Ended	Four Quarters Ended
	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020
(In millions)	As Reported		As Reported	Pro Forma

Revenue from product sales and services (B)	$4,660	$4,832	$18,194	$18,097

Net income	$184	$399	$1,086	$1,650
Adjustments:
Discontinued operations, net of income taxes	—	1	2	2
Net interest expense	64	65	254	253
Income taxes	63	68	234	189
Pre-merger integration costs, including change in control charges	—	9	—	100
L3Harris Merger-related transaction costs	—	9	—	83
L3Harris Merger integration costs	35	37	130	102
Restructuring charges and other items	—	6	29	117
Charges related to consolidation of facilities, including right-of-use asset impairment	—	48	—	48
Gain on pension plan curtailment	—	(23)	—	(23)
Amortization of acquisition-related intangibles	180	166	709	601
Additional cost of sales related to the fair value step-up in inventory sold	—	50	31	142
Business divestiture-related (gains) losses	(11)	—	51	(229)
Other divestiture-related expenses	2	—	13	—
Impairment of goodwill and other assets related to divestitures and COVID impacts	373	—	767	—
Gain on sale of property, plant and equipment	(22)	—	(22)	—
Gain on sale of asset group	—	—	—	(12)
Non-cash cumulative adjustment to lease expense	(2)	(2)	(2)	10
(Gains) losses and other costs related to debt refinancing	(2)	2	(2)	6
Total adjustments	680	436	2,194	1,389
Adjusted EBIT (A)	$864	$835	$3,280	$3,039

Adjusted EBIT margin percentage (A) / (B)	18.5%	17.3%	18.0%	16.8%

Table 6
L3HARRIS TECHNOLOGIES, INC.
CY'21 Guidance
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted EBIT and Adjusted EBIT Margin
(Unaudited)

(In millions)	2021 Guidance

Revenue from product sales and services (B)	$18,500 - $18,900

Net income	$2,002 - $2,090
Adjustments:
Net interest expense	~ 255
Income taxes	310 - 364
L3Harris Merger integration costs	75 - 100
Amortization of acquisition-related intangibles	~ 688
Total adjustments	1,328 - 1,407
Adjusted EBIT (A)	$3,330 - $3,497

Adjusted EBIT margin percentage (A) / (B)	18.0% - 18.5%

Table 7
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to Common Shareholders
(Unaudited)

	Quarter Ended		Fiscal Year Ended	Four Quarters Ended
	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020
	As Reported		As Reported	Pro Forma

Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders	$0.92	$1.77	$5.19	$7.25

Adjustments:
Pre-merger integration costs, including change in control charges	—	0.04	—	0.45
L3Harris Merger-related transaction costs	—	0.04	—	0.37
L3Harris Merger integration costs	0.16	0.16	0.60	0.45
Restructuring charges and other items	—	0.03	0.13	0.52
Charges related to consolidation of facilities, including right-of-use asset impairment	—	0.22	—	0.22
Gain on pension plan curtailment	—	(0.10)	—	(0.10)
Amortization of acquisition-related intangibles	0.85	0.75	3.29	2.68
Additional cost of sales related to the fair value step-up in inventory sold	—	0.23	0.14	0.64
Business divestiture-related (gains) losses	(0.05)	—	0.24	(1.02)
Other divestiture-related expenses	0.01	—	0.06	—
Impairment of goodwill and other assets related to divestitures and COVID impacts	1.77	—	3.56	—
Gain on sale of property, plant and equipment	(0.10)	—	(0.10)	—
Gain on sale of asset group	—	—	—	(0.05)
Non-cash cumulative adjustment to lease expense	(0.01)	(0.01)	(0.01)	0.04
(Gains) losses and other costs related to debt refinancing	(0.01)	0.01	(0.01)	0.02
Noncontrolling interests portion of adjustments	(0.05)	—	(0.19)	—
Total pre-tax adjustments	2.57	1.37	7.71	4.22
Income taxes on above adjustments	(0.35)	(0.29)	(1.30)	(1.21)
Total adjustments after-tax	2.22	1.08	6.41	3.01
Non-GAAP income from continuing operations per diluted common share	$3.14	$2.85	$11.60	$10.26

Table 8
L3HARRIS TECHNOLOGIES, INC.
CY'21 Guidance
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share Attributable to Common Shareholders
(Unaudited)

(In millions)	2021 Guidance

Income from continuing operations attributable to L3Harris Technologies, Inc. common shareholders	$9.80 - $10.11

Adjustments:
L3Harris Merger integration costs	0.36 - 0.48
Amortization of acquisition-related intangibles	~ 3.34
Noncontrolling interest portion of adjustments	~ (0.02)
Total pre-tax adjustments	3.68 - 3.80
Income taxes on above adjustments	0.88 - 0.91
Total adjustments after-tax	2.80 - 2.89
Non-GAAP income from continuing operations per diluted common share	$12.60 - $13.00

Table 9
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Fiscal Year Ended	Four Quarters Ended
(In millions)	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020	2021 Guidance

Net cash provided by operating activities	$698	$858	$2,790	$1,655	$3,100 - $3,175
Additions of property, plant and equipment	(174)	(89)	(368)	(267)	~ (375)
Proceeds from sale of property, plant and equipment, net	91	—	91	—	—
Free cash flow	615	769	2,513	1,388	2,725 - 2,800
Cash used for L3Harris Merger transaction costs, including change in control payments	—	3	—	278	—
Cash used for L3Harris Merger integration costs	27	59	173	127	75 - 100
Voluntary contribution to pension plans	—	—	—	302	—
Adjusted free cash flow	$642	$831	$2,686	$2,095	$2,800 - $2,900

Table 10
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income (Loss)
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	January 1, 2021			January 1, 2021
(In millions)	As Reported	Adjustment (A)	Non-GAAP	As Reported	Adjustment (A)	Non-GAAP

Segment Operating Income (Loss)
Aviation Systems	$(131)	$257	$126	$(177)	$653	$476
Communication Systems	296	—	296	1,084	1	1,085
(A)Adjustments for COVID-related charges for restructuring and impairment of goodwill and other assets related to the commercial aviation business in the case of Aviation Systems and COVID-related restructuring charges in the case of Communication Systems.

Table 11
L3HARRIS TECHNOLOGIES, INC.
CY'20 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Organic Revenue
(Unaudited)

	Fiscal Year Ended
	January 1, 2021
(In millions)	As Reported	Adjustment (A)	Organic

Revenue from product sales and services
Integrated Mission Systems segment	$5,538	$—	$5,538
Space and Airborne Systems segment	4,946	(7)	4,939
Communication Systems segment	4,443	(41)	4,402
Aviation Systems segment	3,448	(147)	3,301
Corporate eliminations	(181)	—	(181)
Consolidated	$18,194	$(195)	$17,999

	Quarter Ended			Four Quarters Ended
	January 3, 2020			January 3, 2020
(In millions)	As Reported	Adjustment (B)	Organic	Pro Forma	Adjustment (C)	Organic

Revenue from product sales and services
Integrated Mission Systems segment	$1,466	$—	$1,466	$5,360	$—	$5,360
Space and Airborne Systems segment	1,204	(5)	1,199	4,689	(12)	4,677
Communication Systems segment	1,119	(14)	1,105	4,278	(21)	4,257
Aviation Systems segment	1,090	(141)	949	3,917	(364)	3,553
Other non-reportable business segments	—	—	—	23	(23)	—
Corporate eliminations	(47)	—	(47)	(170)	—	(170)
Consolidated	$4,832	$(160)	$4,672	$18,097	$(420)	$17,677

	Quarter Ended		Fiscal Year Ended	Four Quarters Ended
	As Reported		As Reported	Pro Forma
(In millions)	January 1, 2021	January 3, 2020	January 1, 2021	January 3, 2020

Revenue from product sales and services	$4,660	$4,832	$18,194	$18,097
Adjustment for divestitures (B)(C)	—	(160)	—	(420)
Commercial Aviation Solutions sector (D)	(97)	(231)	(588)	(900)
Public Safety sector	(99)	(137)	(413)	(499)
	$4,464	$4,304	$17,193	$16,278

(A) Adjustment to exclude revenue attributable to each divested business for fiscal 2020.
(B) Adjustment to exclude revenue attributable to each divested business for the quarter ended January 3, 2020.
(C) Adjustment to exclude revenue attributable to each divested business for the remaining portion of calendar 2019 that is equivalent to the balance of fiscal 2020 following the date the business was divested.
(D) Excludes revenue from the airport security and automation business for the remaining portion of calendar 2019 that is equivalent to the balance of fiscal 2020 following the date the business was divested.